Exhibit 10(i)

U.S. Employees

Archer-Daniels-Midland Company
2009 Incentive Compensation Plan

Stock Option Award Terms and Conditions*

These Terms and Conditions are part of a Stock Option Award Agreement (the “Agreement”) that governs a Stock Option Award made to you as an employee of the Archer-Daniels-Midland Company (the “Company”) or one of its Affiliates pursuant to the terms of the Company’s 2009 Incentive Compensation Plan, as amended (the “Plan”).  The Agreement consists of a notice of Stock Option Award that has been provided to you (the “Notice”), these Terms and Conditions and the applicable terms of the Plan which are incorporated into the Agreement by reference, including the definitions of capitalized terms contained in the Plan.

Section 1.  Grant of Option.  The grant of this Stock Option Award to you is effective as of the Date of Grant specified in the Notice.  This Option provides you with the right to purchase, during the Option Term described in Section 4, up to the number of shares of the Company’s common stock specified in the Notice (the “Option Shares”).  This Option may be exercised and the Option Shares purchased at the price per share (the “Option Price”) specified in the Notice.  This Option shall be treated as a Nonqualified Stock Option under the Plan.

Section 2.  Vesting and Exercise Schedule.  Subject to the provisions of Sections 3, 5 and 10, this Option shall become vested and exercisable as to the Option Shares in installments in accordance with the vesting and exercise schedule set forth in the Notice.  At times in this Agreement, when the vesting, exercise or cancellation of this Option (or portion thereof) and the corresponding right to acquire Option Shares thereunder is discussed, for ease of reference the document will refer to the vesting, exercise or cancellation, as applicable, of “Option Shares.”

Section 3.  Accelerated Vesting.  Subject to Sections 10 and 12, all Option Shares shall become fully and immediately vested and exercisable upon the occurrence of a Change of Control of the Company, and shall remain exercisable until the Scheduled Termination Date (as defined in Section 4 below).

Section 4.  Option Term.  Option Shares that become exercisable pursuant to Section 2 or 3 hereof may be purchased at any time following vesting and prior to the expiration of the Option Term.  For purposes of this Agreement, the “Option Term” shall commence on the Date of Grant and shall expire on the day prior to the tenth anniversary thereof (the “Scheduled Termination Date”), unless earlier terminated as provided in Sections 5 or 10.  Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5.  Effect of Termination of Service.  Except as set forth below in this Section 5, if you ceases to be an Employee other than as a result of your death, Retirement or Disability prior to the occurrence of any otherwise applicable vesting date or event provided in Section 2 or 3, you shall (i) forfeit the Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) subject to Section 10, retain the right to exercise any Option Shares that have previously become vested until the earlier of (A) the date three months after the effective date of such termination of service, or (B) the Scheduled Termination Date.  If you cease to be an Employee as a result of Retirement or Disability, then subject to Section 10, you shall (i) continue to vest in the Option Shares in accordance with the provisions of Sections 2 and 3, and (ii) retain the right to exercise all vested Option Shares until the Scheduled Termination Date.  If you cease to be an Employee as a result of death, then all Option Shares shall become fully and immediately vested and exercisable upon your death, and shall remain exercisable until the Scheduled Termination Date.

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* When distributed to grantees, these Terms and Consitions are accompanied by an electronic notice specifying the award's size, date of grant, exercise price and vesting schedule.

Section 6.  Procedure for Exercise.  The Option may be exercised, in whole or part (for the purchase of whole Shares only), by delivery by you to the Company (in accordance with such procedures as the Committee may prescribe) of a written notice of exercise in the form specified by the Company (the “Exercise Notice”), along with payment in full of the Option Price in accordance with Section 7 and payment of applicable withholding tax obligations in accordance with Section 8.  The Exercise Notice shall: (i) state the number of Option Shares being exercised; (ii) state the method of payment for the Option Shares and tax withholding pursuant to Section 8; (iii) include any representation or certification that may be required of you pursuant to Sections 9 or 10; (iv) if the Option shall be exercised by any person other than you pursuant to Section 13, be accompanied by appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

Section 7.  Payment of Option Price.  Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value on the date of exercise equal to the total Option Price, (iii) by irrevocably authorizing a third party with which you have a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the total Option Price, (iv) by authorizing the Company to withhold from the number of Option Shares as to which the Option is being exercised a number of Shares having an aggregate Fair Market Value on the date of exercise equal to the total Option Price, or (v) a combination of the methods described above.  Issuance and delivery of Shares upon such exercise shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, and shall be subject to all conditions precedent specified in the Plan and this Agreement, including Sections 8 and 9.

Section 8.  Withholding Taxes.  You shall be responsible for the payment of any withholding taxes upon the occurrence of any event in connection with the Option (for example, exercise of the Option) that the Company determines may result in any tax withholding obligation, including any social security obligation.  The issuance and delivery of any Shares upon exercise of the Option shall be conditioned upon the prior payment by you, or the establishment of arrangements satisfactory to the Company for the payment by you, of all such withholding tax obligations.  You hereby authorize the Company (or the Affiliate that employs you) to withhold from salary or other amounts owed to you any sums required to satisfy withholding tax obligations in connection with the Option.  If you wish to satisfy such withholding tax obligations by delivering Shares you already own or by having the Company retain a portion of the Option Shares that would otherwise be delivered to you upon exercise, you must make such a request which shall be subject to approval by the Company.

Section 9.  Securities Law Compliance. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or you shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that you may acquire such Shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company reserves the right to legend any Share certificate or book-entry, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 10.  Forfeiture of Award and Compensation Recovery.

(a)           Forfeiture Conditions.  Notwithstanding anything to the contrary in this Agreement, if you cease to be an Employee because your employment is terminated for “cause” (as defined in paragraph (b) below), or if, during the term of your employment with the Company and its Affiliates, or during the period following Retirement or Disability and prior to the final vesting date specified in the vesting and exercise schedule referenced in Section 2, you breach any non-compete or confidentiality restrictions applicable to you (including the non-compete restriction in paragraph (c) below), or you participate in an activity that is deemed by the Company to be detrimental to the Company (including, without limitation, criminal activity), then (i) you shall immediately forfeit this Option and all rights thereunder shall cease, including any right to exercise any unexercised portion of the Option, and (ii) if the Option has been exercised, in whole or in part, then either (A) the Option Shares issued upon exercise of the Option shall be forfeited and returned to the Company and you shall be repaid the lesser of (x) the then-current Fair Market Value per Share or (y) the Option Price paid for such Option Shares, or (B) you will be required to pay to the Company in cash an amount equal to the gain realized by you from the exercise of such Option (measured by the difference between the Fair Market Value of the Option Shares on the date of exercise and the Option Price paid by you).

(b)           Definition of “Cause”.  For purposes of this Section 10, “cause” shall have the meaning specified in your employment agreement with the Company or an Affiliate, or, in the case you are not employed pursuant to an employment agreement or are party to an employment agreement that does not define the term, “cause” shall mean any of the following acts by you: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company or any Affiliate, (iv) activities harmful to the reputation of the Company or any Affiliate, (v) a violation of Company or Affiliate operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to you, or (vi) a violation of any contractual, statutory or common law duty of loyalty to the Company or any Affiliate.

(c)           Competition After Retirement or Disability.  The Option Shares that would otherwise continue to vest after you cease to be an Employee due to Retirement or Disability as provided in Section 5 shall continue to vest only if, prior to the final vesting date specified in the vesting and exercise schedule referenced in Section 2, you do not engage in any activities that compete with the business operations of the Company and its Affiliates,  including, but not limited to, working in any capacity for another company engaged in the processing of agricultural commodities, the manufacturing of biodiesel, ethanol, or food and feed ingredients, or the operation of grain elevators and crop origination and transportation networks.  Prior to the exercise of this Option, you may be required to certify to the Company and provide such other evidence to the Company as the Company may reasonably require that you have not engaged in any activities that compete with the business operations of the Company and its Affiliates since you ceased to be an Employee due to Retirement or Disability.

(d)           Compensation Recovery Policy.  To the extent that this Award and any compensation associated therewith is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, this Award and any compensation associated therewith shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Shares are then listed.  This Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Section 11.  No Rights as Stockholder or Employee.

(a)           No Stockholder Rights Before Exercise.  You shall not have any privileges of a stockholder of the Company with respect to any Option Shares subject to (but not yet acquired upon valid exercise of) the Option, nor shall the Company have any obligation to pay any dividends or otherwise afford any rights to which holders of Shares are entitled with respect to any such Option Shares, until the date a stock certificate evidencing such Shares has been issued or an appropriate book-entry in the Company’s stock register has been made.

(b)           No Rights as Employee.  Nothing in this Agreement or the Option shall confer upon you any right to continue as an Employee of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate your employment at any time.

Section 12.  Adjustments.  If at any time while the Option is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.3 of the Plan, the number and kind of Option Shares and/or the Option Price of such Option Shares shall be adjusted in accordance with the provisions of the Plan.  In the event of certain corporate events specified in Article 20 of the Plan, any outstanding Options granted hereunder may be replaced by substituted options or canceled in exchange for payment of cash in accordance with the procedures and provisions of Article 20 of the Plan.

Section 13.  Restriction on Transfer of Option.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by you, except as provided in Section 6.10(b) of the Plan.  This Option may be exercisable during your lifetime only by you, by your legal guardian, committee or legal representative if you become legally incapacitated, or by a permitted transferee.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Section 13 and Section 6.10(b) of the Plan, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 14.  Notices.  Any notice hereunder by you shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526, or at such other address as the Company may designate by notice to you.  Any notice hereunder by the Company shall be given to you in writing and such notice shall be deemed duly given only upon receipt thereof at such address as you may have on file with the Company.

Section 15.  Construction.  The construction of the Notice and these Terms and Conditions is vested in the Committee, and the Committee’s construction shall be final and conclusive.  The Notice and these Terms and Conditions are subject to the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of the Notice and these Terms and Conditions on the one hand and the Plan on the other hand, the provisions of the Plan will govern.

Section 16.  Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

Section 17.  Binding Effect.  This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

By indicating your acceptance of this Stock Option Award, you agree to all the terms and conditions described above and contained in the Notice and in the Plan document.